Exhibit 99.1

Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

I, Jeffrey A. Snider, Chief Executive Officer, and I, Deborah S. Maddocks, Vice President - Finance, of PAULA Financial, a Delaware corporation (the “Company”), each hereby certifies that:

(1)           The Company’s periodic report on Form 10-Q for the period ended March 31, 2003 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*              *              *

CHIEF EXECUTIVE OFFICER		VICE PRESIDENT - FINANCE

/s/ Jeffrey A. Snider		/s/ Deborah S. Maddocks
Jeffrey A. Snider		Deborah S. Maddocks

Date:	May 15, 2003	Date:	May 15, 2003